UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2022

FINANCE OF AMERICA COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400

Plano, Texas 75024

(Address of Principal Executive Offices, including Zip Code)

(877) 202-2666

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Warrants to purchase shares of Class A Common Stock	FOA.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

AAG Transaction

On December 6, 2022, Finance of America Companies Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Finance of America Equity Capital LLC, a Delaware limited liability company (“FOAEC”), Finance of America Reverse LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“FAR”), American Advisors Group, a California corporation (“AAG”), and, for the limited purposes described therein, Reza Jahangiri, an individual residing in the State of California (the “AAG Principal”). Also on December 6, 2022, concurrently with the execution of the Asset Purchase Agreement, FAR entered into a Servicing Rights Purchase and Sale Agreement (the “MSR Purchase Agreement”) and a Loan Sale Agreement (the “Mortgage Loan Purchase Agreement” and collectively with the Asset Purchase Agreement and MSR Purchase Agreement, the “AAG Purchase Agreements”) with AAG.

Pursuant to the AAG Purchase Agreements, on the terms and subject to the conditions set forth therein, FAR will purchase from AAG, and AAG will sell to FAR (such purchase and sale, the “AAG Transaction”), a substantial majority of AAG’s assets and certain of AAG’s liabilities, including, among other things, certain residential reverse mortgage loans and the right to service certain mortgage loans originated pursuant to the Federal Housing Administration’s Home Equity Conversion Mortgage program (“Servicing Rights”). In exchange therefor, pursuant to the AAG Purchase Agreements, among other things, (i) FAR will pay to AAG $10 million in cash, (ii) the Company will issue to AAG one share of Class B Common Stock, par value $0.0001 per share, of the Company (“Company Class B Common Stock”), and (iii) FOAEC will issue to AAG up to 33,893,666 Class A Units of FOAEC (“FOAEC Units”), of which 19,692,990 FOAEC Units will be issued at the closing of the AAG Transaction (the “AAG Transaction Closing”) and the remainder of the FOAEC Units will be issued upon the occurrence of certain events. As of the date hereof, the aggregate FOAEC Units issuable to AAG pursuant to the Purchase Agreements, if outstanding, would be exchangeable for 33,893,666 shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Company Class A Common Stock”), pursuant to the Exchange Agreement (as defined below).

The obligations of the parties to the AAG Purchase Agreements to consummate the AAG Transaction are subject to the satisfaction or waiver by the applicable party of certain conditions, including, among others, (i) the expiry or termination or any applicable waiting periods (and any extensions thereof) applicable to the AAG Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (and any timing agreement with any governmental authority to delay the AAG Transaction Closing or not to consummate the AAG Transaction Closing entered into in connection therewith), and (ii) the consent of the Government National Mortgage Association to the transfer of the Servicing Rights from AAG to FAR, without adverse modifications to the rights or obligations of the servicer with respect thereto.

Further, pursuant to the Asset Purchase Agreement, the Company and FOAEC have agreed to enter into an Equity Matters Agreement (the “Equity Matters Agreement”) with AAG at the AAG Transaction Closing pursuant to which, among other things, AAG will join and become a party to (i) the Amended and Restated Limited Liability Company Agreement of FOAEC, dated as of April 1, 2021, as a “Member” thereunder, (ii) the Exchange Agreement, dated as of April 1, 2021 (the “Exchange Agreement”), by and among FOA, FOAEC and the holders of FOAEC Units from time to time, as an “LLC Unitholder” thereunder and (iii) the Registration Rights Agreement, dated as of April 1, 2021, by and among the Company, the Blackstone Investors, the BL Investors and each other Holder (each as defined therein) from time to time party thereto, as an “Other Holder” thereunder. Pursuant to the Exchange Agreement, AAG would be permitted to exchange its FOAEC Units for shares of Company Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

The Asset Purchase Agreement contains certain termination rights for FAR and AAG, including the right of either party to terminate the AAG Purchase Agreements if the AAG Transaction is not consummated by April 6, 2023 (which date may be extended by FAR to a date that is no later than December 6, 2023 under certain circumstances as set forth in the Asset Purchase Agreement). The MSR Purchase Agreement and Mortgage Loan Purchase Agreement terminate automatically upon the termination of the Asset Purchase Agreement.

Equity Investments

Also on December 6, 2022, the Company entered into separate Stock Purchase Agreements (each, a “Stock Purchase Agreement”) with each of (i) BTO Urban Holdings L.L.C., Blackstone Family Tactical Opportunities Investment Partnership – NQ ESC L.P. and BTO Urban Holdings II L.P. (collectively, the “Blackstone Investor”) and (ii) Libman Family Holdings LLC (the “BL Investor” and together with the Blackstone Investor, the “Investors”). Pursuant to each such Investor’s respective Stock Purchase Agreement, on the terms and subject to the conditions set forth therein, each of the Investors will purchase 10,869,566 shares of Company Class A Common Stock for an aggregate purchase price of $15,000,000 (collectively, the “Equity Investments”), representing a price per share of Company Class A Common Stock equal to the volume weighted average price per share of Company Class A Common Stock on the New York Stock Exchange over the fifteen consecutive trading days ending on December 6, 2022. The closing of the Equity Investments will occur on the date of the AAG Transaction Closing and is subject to, among other customary conditions, the prior or substantially simultaneous consummation of the AAG Transaction in accordance with the AAG Purchase Agreements.

Pursuant to the Stock Purchase Agreements, the Company has agreed to use the proceeds of the Equity Investments (i) for general corporate purposes and/or (ii) to fund or reimburse amounts to be paid by the Company or its subsidiaries in connection with the AAG Transaction.

The Stock Purchase Agreements contain certain termination rights for the Company and each of the Investors, including the right of either the Company or the applicable Investor to terminate the applicable Stock Purchase Agreement if the AAG Purchase Agreements have been terminated for any reason in accordance with the terms thereof.

The Stock Purchase Agreements were approved by a special committee of the Company’s board of directors consisting only of independent and disinterested directors.

The foregoing summary is not intended to provide any other factual information about the Company. Investors are not third-party beneficiaries under any of the AAG Purchase Agreements or the Stock Purchase Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the AAG Purchase Agreements and the Stock Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02.	Unregistered Sales of Equity Securities

Pursuant to the Asset Purchase Agreement and as described in Item 1.01 above, the Company has agreed to issue to AAG one share of Company Class B Common Stock and FOAEC has agreed to issue to AAG up to 33,893,666 FOAEC Units. Pursuant to the Stock Purchase Agreements and as described in Item 1.01 above, the Company has agreed to issue 10,869,566 shares of Company Class A Common Stock to each of the Investors. The offer and sale of the foregoing shares of Company Class A Common Stock and Company Class B Common Stock and the FOAEC Units are being made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The information in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On December 7, 2022, the Company issued a press release announcing the AAG Transaction and the Equity Investments. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s expectations regarding the AAG Transaction and the Equity Investments. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements are subject to risks, uncertainties, assumptions and other important factors. Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the AAG Purchase Agreements or the Stock Purchase Agreements; the inability to complete the proposed AAG Transaction or the Equity Investments due to the failure to satisfy other conditions to completion of such transactions; the risk that the proposed AAG Transaction and the Equity Investments will not be consummated in a timely manner; and the risk that the proposed AAG Transaction and the Equity Investments will exceed our expected costs.

Additional factors that could cause the Company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, originally filed with the SEC on March 15, 2022, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of December 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Date: December 7, 2022	/s/ Johan Gericke
	Name:	Johan Gericke
	Title:	Chief Financial Officer